AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON October 27, 2004

                                                     Registration No. 333-86679



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                  ---------------------------------------------
                        POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                  ---------------------------------------------

                              REHABCARE GROUP, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE       7733 Forsyth Blvd., 23rd Floor      51-0265872
       (State or other      St. Louis, Missouri 63105      (I.R.S. Employer
       jurisdiction of           (314) 863-7422           Identification No.)
      incorporation or
        organization)

                    (Address of Principal Executive Offices)

                              REHABCARE GROUP, INC.
                      1999 NON-EMPLOYEE DIRECTOR STOCK PLAN
                            (Full title of the plan)

                              VINCENT L. GERMANESE
          Senior Vice President, Chief Financial Officer and Secretary
                              RehabCare Group, Inc.
                         7733 Forsyth Blvd., Suite 1700
                            St. Louis, Missouri 63105
                                 (314) 863-7422
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                             ROBERT M. LAROSE, ESQ.
                               Thompson Coburn LLP
                          One US Bank Plaza, Suite 3500
                            St. Louis, Missouri 63101
                            Telephone: (314) 552-6000
                            Facsimile: (314) 552-7000

                                EXPLANATORY NOTE
                                ----------------

     RehabCare Group, Inc., a Delaware corporation (the "Company"), registered 100,000 shares of its common stock, $.01 par value (200,000 following a two-for-one stock split), and related Preferred Stock Purchase Rights on Form S-8 (file no. 333-86679), filed with the Securities and Exchange Commission on September 7, 1999, for issuance under its 1999 Non-Employee Director Stock Plan (the "1999 Plan"). On May 4, 2004, the 1999 Plan was merged with and into the Company's 1996 Long-Term Performance Plan pursuant to the approval of the Second Amended and Restated 1996 Long-Term Performance Plan (the "1996 Plan") by the Company's shareholders. By virtue of the merger, the shares of stock registered pursuant to this registration statement and reserved for issuance under the 1999 Plan have been transferred to, and are now reserved for issuance under, the 1996 Plan and will be registered on a separate Form S-8 under the 1996 Plan. Therefore, the Company removes from registration all shares of common stock and related preferred share purchase rights registered under this registration statement and not issued pursuant to the 1999 Plan.


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

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933,
     --------------
the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clayton, State of Missouri, on October 26, 2004.

                                 REHABCARE GROUP, INC.


                                 By /s/ Vincent L. Germanese
                                    -------------------------------------------
                                    Vincent L. Germanese, Senior Vice President,
                                    Chief Financial Officer and Secretary


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John H. Short, Ph.D. and Vincent L. Germanese, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents for him and on his behalf and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.

           Signature                  Title                         Date
           ---------                  -----                         ----
/s/ John H. Short
------------------------      President, Chief Executive     October 26, 2004
John H. Short, Ph.D.          Officer and Director
Principal Executive Officer

/s/ Vincent L. Germanese
------------------------      Senior Vice President,         October 26, 2004
Vincent L. Germanese          Chief Financial Officer
Principal Financial Officer   and Secretary

/s/ Mark A. Bogovich
------------------------      Vice President,                October 26, 2004
Mark A. Bogovich              Chief Accounting Officer
Principal Accounting Officer

                                      -3-


/s/ H. Edwin Trusheim
------------------------
H. Edwin Trusheim             Chairman of the Board          October 26, 2004
                              of Directors

/s/ William G. Anderson
------------------------      Director                       October 26, 2004
William G. Anderson

/s/ Colleen Conway-Welch
------------------------      Director                       October 26, 2004
Colleen Conway-Welch,
Ph.D., R.N.

/s/ C. Ray Holman
------------------------      Director                       October 26, 2004
C. Ray Holman

/s/ Theodore M. Wight
------------------------      Director                       October 26, 2004
Theodore M. Wight

/s/ Joseph R. Swedish
------------------------      Director                       October 26, 2004
Joseph R. Swedish

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